UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 18, 2005

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)

Registrant’s telephone number, including area code:      (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

        On March 18, 2005, the Compensation Committee of CVB Financial Corp. (“CVB”) approved new annual salaries for CVB’s executive officers (the “Executive Officers”). The annual salaries are as follows: D. Linn Wiley, President and Chief Executive Officer, $525,000; Frank Basirico, Executive Vice President, $245,000; Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer, $245,000; and Jay Coleman, Executive Vice President, Sales and Service, $245,000. A schedule reflecting these salaries is attached hereto as Exhibit 10.1.

        In addition, the Compensation Committee approved the CVB Financial Corp. Discretionary Performance Compensation Plan for 2005. The Performance Plan provides for bonus compensation based on achievement of certain performance goals. Each of the Executive Officers is eligible to receive a bonus based on achievement of the performance criteria.

        For CVB’s President and Chief Executive Officer and each of our executive officers, performance compensation will be based on the following individual categories (as reflected in the performance of CVB Financial Corp.): Return on Average Equity, Earnings Growth, Average Demand Deposits, Total Deposits, Total Loans, Fee Income.

        Assuming the requisite minimum return on equity is met, the total performance compensation which may be earned by Mr. Wiley, is between 75% and 150% of his base salary. The total performance compensation which may be earned by each of Messrs. Basirico, Biebrich and Coleman is between 25% and 75% of their respective base salaries

        A copy of the Performance Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

        Also on March 18, 2005, the Compensation Committee approved amendments to the Severance Compensation Agreement for each of the Executive Officers. The amendments provide for deferral of the payments which may be made pursuant to such agreements upon a change in control from one lump sum into installments over a period of time following a change in control.

        In addition, the Board of Directors and the Compensation Committee approved the CVB Financial Corp. 2005 Executive Incentive Plan. Adoption of The 2005 Executive Incentive Plan, which will be administered in conjunction with the Performance Plan, is contingent upon receipt of approval from the CVB Financial Corp. shareholders. The Executive Incentive Plan is intended to reward executives for outstanding services to CVB Financial Corp. and is designed to qualify under Section 162(m) under the Internal Revenue Code of 1986, as amended, as performance-based compensation.

        Under Section 162(m), compensation in excess of $1,000,000 paid to any of the chief executive officers and the four most highly compensated officers individually in any year is not tax deductible by the Company unless the compensation is considered to be performance based. As performance-based compensation, amounts paid under the Executive Incentive Plan will qualify under Section 162(m). A copy of the Executive Incentive Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

                          (a)       Financial Statements

                                      Not Applicable

                          (b)       Pro Forma Financial Information

                                      Not Applicable

                          (c)       Exhibits

                                      10.1        Schedule of Base Salaries of Named Executive Officers of the Registrant for 2005

                                      10.2        Discretionary Performance Compensation Plan 2005

                                      10.3        2005 Executive Incentive Plan

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        CVB FINANCIAL CORP.
                                                                                                                        (Registrant)

Date: March 22, 2005	By: /s/ Edward J. Biebrich, Jr. Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer